EXHIBIT 99

                               FORM OF PROXY CARD
     (The information below appears on the front of the Proxy Voting Card.)

FREDERICKSBURG                     THIS PROXY IS SOLICITED ON BEHALF OF THE
NATIONAL                           BOARD OF DIRECTORS
BANCORP, INC.                      The undersigned hereby appoints, G. Philip
PROXY                              Leveque, and Lemual Houston and each of
                                   them, the proxies of the undersigned, with several powers of substitution, to act and vote at the ANNUAL MEETING OF SHAREHOLDERS of Fredericksburg National Bancorp, Inc.,
                                   2403 Fall Hill Avenue, Fredericksburg, VA
                                   22407-7207  to be held on Tuesday, September
                                   13, 1994 at 2:00 p.m., and at any and all adjourn ments thereof.

     1. Approval of the Agreement and Plan of Affiliation and Merger by and between Mercantile Bankshares Corporation and Fredericksburg National Bancorp, Inc., and the related Plan of Merger.

           / / FOR          / / AGAINST          / / ABSTAIN

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

     2. Election of Directors / / FOR all nominees listed below
                                  (except as shown to the contrary below)

                              / / WITHHOLD AUTHORITY to vote for all nominees
                                  listed below

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

Leland L. Baker, Jr., John H. Chichester, George C. Freeman, Jr., Thomas C. Goodloe, DuVal Q. Hicks, Jr., John A. Jamison, Charles T. Lewis, Charles A. McCormack, William E. Milby, J. William Poole, Frank C. Silvey, Jr.

(Instructions: To withhold authority to vote for any individual nominee print that nominee's name on the space provided below)

     3. Upon such other matters as may properly come before the meeting
        (The information below appears on the back of the Proxy Voting Card.)

PLEASE MARK, SIGN, DATE AND MAIL IN THE ENCLOSED ENVELOPE. NO POSTAGE NEEDED IF MAILED IN THE UNITED STATES.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF DIRECTIONS ARE NOT INDICATED, WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF AFFILIATION AND MERGER AND THE RELATED PLAN OF MERGER AND FOR THE ELECTION OF DIRECTORS. If a Director nominee is unable to serve, the within Proxy may be voted for a substitute nominee.

     Receipt of notice of the meeting and Proxy Statement is hereby acknowledged, and the terms of the notice and statement are hereby incorporated by reference into this Proxy. The undersigned hereby revokes all proxies heretofore given for said meeting and any adjournment thereof.

     WITNESS the hand and seal of the undersigned, the      day of
             , 1994.

Signature(s) should follow exactly the name(s) on the stock certificate. All co-owners should sign. Executors and Administrators may sign as such. Attorneys-in-fact should sign both names.
                           _______________________________________________(SEAL)

                           _______________________________________________(SEAL)